As filed with the Securities and Exchange Commission on July 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3088162
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 S. Gillette Ave.

Gillette, WY 82716

(Address of principal executive offices, including zip code)

Cloud Peak Energy Inc. Employee Stock Purchase Plan

(Full title of the plan)

Colin Marshall

Chief Executive Officer

505 S. Gillette Ave.

Gillette, WY 82716

(307) 687-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Alan Baden

Vinson & Elkins L.L.P.

666 Fifth Avenue

New York, NY 10103-0040

(212) 237-0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	500,000 shares (1)	$20.41	$10,205,000	$1,185

(1)                Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Cloud Peak Energy Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cloud Peak Energy Inc. Employee Stock Purchase Plan.

(2)                Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The maximum offering price per share and the maximum aggregate offering price are based on a price of $20.41 per share, which is the average of the high and low trading prices of the Registrant’s Common Stock reported on the New York Stock Exchange on June 28, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Cloud Peak Energy Inc., a Delaware corporation (the “Registrant”), will send or give to all participants in the Cloud Peak Energy Inc. Employee Stock Purchase Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)           The Registrant’s Annual Report on Form 10-K (File No. 001-34547), filed with the Commission on February 25, 2011, for the fiscal year ended December 31, 2010.

(b)           The Registrant’s Quarterly Report on Form 10-Q (File No. 001-34547), filed with the Commission on May 5, 2011, for the fiscal quarter ended March 31, 2011.

(c)           The Registrant’s Current Reports on Form 8-K (File No. 001-34547), filed with the Commission on March 9, 2011, March 14, 2011 (Item 5.02), March 14, 2011, March 22, 2011, May 12, 2011 (Item 8.01), May 20, 2011, June 6, 2011 (as amended and restated on June 7, 2011), June 16, 2011 (Item 8.01), and July 1, 2011 (Item 1.01).

(d)           All other reports filed by the Registrant since December 31, 2010 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)           The description of the Registrant’s Common Stock, par value $0.01 per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A (Registration No. 333-161293) filed on November 16, 2009, pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. The Registrant’s amended and restated certificate of incorporation and bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was the Registrant’s director or officer, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation eliminates the personal liability of a director to the Registrant or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

•                  from any breach of the director’s duty of loyalty to the Registrant or its shareholders;

•                  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law; and

•                  from any transaction from which the director derived an improper personal benefit.

The above discussion of the Delaware General Corporation Law and of the Registrant’s amended and restated certificate of incorporation and bylaws is not intended to be exhaustive and is respectively qualified in its entirety by the provisions of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation and the Registrant’s bylaws.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Form S-1 (Registration No. 333-161293) filed on November 2, 2009).

4.2	Amended and Restated Bylaws of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on December 2, 2009).

4.3	Cloud Peak Energy Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K (File No. 001-34547) filed on May 20, 2011).

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).

24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith

Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of July, 2011.

Cloud Peak Energy Inc.

By:	/s/ Colin Marshall
Colin Marshall
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Colin Marshall acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Colin Marshall	President, Chief Executive Officer and Director	July 1, 2011
Colin Marshall	(Principal Executive Officer)

/s/ Michael Barrett	Executive Vice President and Chief Financial Officer	July 1, 2011
Michael Barrett	(Principal Financial Officer)

/s/ Heath Hill	Vice President, Chief Accounting Officer	July 1, 2011
Heath Hill	(Principal Accounting Officer)

/s/ Keith Bailey	Chairman of the Board of Directors	July 1, 2011
Keith Bailey

/s/ William Fox III	Director	July 1, 2011
William Fox III

/s/ Steven Nance	Director	July 1, 2011
Steven Nance

/s/ William Owens	Director	July 1, 2011
William Owens

/s/ Chris Tong	Director	July 1, 2011
Chris Tong

/s/ James Voorhees	Director	July 1, 2011
James Voorhees

INDEX TO EXHIBITS

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Form S-1 (Registration No. 333-161293) filed on November 2, 2009).

4.3	Amended and Restated Bylaws of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on December 2, 2009).

4.4	Cloud Peak Energy Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K (File No. 001-34547) filed on May 20, 2011).

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).

24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith